Exhibit 10.43

English Translation

Lease Extension Agreement

in respect of

Room 02-03, 6/F, Yongxin Plaza

Between

Shanghai Yongtai Real Estate Development Co., Ltd.

And

Quan Toodou Network Science and Technology Co., Ltd.

April 2010

TU201004212360IOC

Yongtai Plaza Lease Extension Agreement

Lessor: Shanghai Yongtai Real Estate Development Co., Ltd. (hereinafter referred to as “Party A”)

Legal address at Yongxin Plaza, No.128 of West Nanjing Road, Shanghai, PRC, 200003

Authorized signatory:

Tel.: 86-21-6350-0883

Fax: 86-21-6350-8135

Lessee: Quan Toodou Network Science and Technology Co., Ltd. (hereinafter referred to as “Party B”)

Legal address: Room#02-03, 6/F, Yongxin Plaza, No.128 of West Nanjing Road, Shanghai, PRC, 200003

Authorized signatory:

Tel.: 86-21-6358 7770

Fax: 86-21-6358 3609

WHEREAS:

1.

In 2008 Party A and Party B signed the lease contract (hereinafter referred to as the “Original Lease Contract”) under which Party B leases for office purpose from Party A Room#602-603 (698.97m2 in construction area) on the 6th Floor of Yongxin Plaza at No.128 of West Nanjing Road, Huangpu District of Shanghai, PRC (hereinafter referred to as the “Premises”). The lease term agreed in the Original Lease Contract is two years beginning on June 1, 2008 and ending on May 31, 2010,

2.	On March 16, 2010, Party B sent Party A a notice expressing its intention to renew the lease of the Premises under the same conditions and Party A has agreed to renew the lease of the Premises to Party B,

NOW, THEREFORE, Party A and Party B, after negotiations, hereby enter into this lease extension agreement (hereinafter referred to as the “Lease Extension Agreement”) as follows:

I. Definitions

Unless otherwise defined or indicated herein, the terms used herein shall have the same definitions as those used in the Original Lease Contract.

II. Premises and area

Party B hereby renews the lease for the Premises located at Room#602-603 on the 6th Floor of Yongxin Plaza at No.128 of West Nanjing Road, Huangpu District of Shanghai, PRC. The Premises have a construction area of 698.97m2 which has already been confirmed by both parties and will not change as a result of actual measurement or administrative registration or any other reason. During the original lease term, Party B has confirmed that there is no defect in either the property right or its architectural structure, so it meets the condition for office use.

III. Renewal term and rent-free period

Both parties hereby agree that Party B renews the lease of the Premises for twenty-six (26) months (including 2 rent-free months) beginning on June 1, 2010 and ending on July 31, 2012 (hereinafter referred to as the “Renewal Term”). The rent-free period provided by Party A to Party B consists of (1) the part that begins on June 1, 2011 and ends on June 30, 2011, and (2) the part that begins on July 1, 2012 and ends on July 31, 2012. During the rent-free period, Party B does not have to pay the rent, but shall pay other fees (including but not limited to all the fees incurred inside or in relation to the Premises, e.g. telecommunication fee, electricity fee, water fee, overtime air conditioning fee, etc) and the property management fee in full.

IV. Rent for the renewal term

1.	The rent for the Premises leased to Party B shall be calculated on the basis of the above-said construction area thereof.

2.	During the renewal term, the daily rent for the Premises is RMB8.5 (in words: Renminbi eight point five ONLY) per square meter of construction area which translates into a monthly rent of RMB180,714.85 in total (in words: Renminbi one hundred eighty thousand seven hundred fourteen point eighty five).

V. Property management fee and other fees

1.	During the renewal term, the property management fee for the Premises is RMB30.50 (in words: Renminbi thirty point five) per square meter of construction area per month.

2.	During the renewal term, Party A and the property management company designated thereby shall have the right to adjust the property management fee for the Premises by giving Party B a written notice according to the actual expenditures on property management of the building and the Premises.

3.	Each party shall bear respectively all the taxes and fees incurred thereby for or in relation hereto in accordance with relevant laws.

4.	Each party shall bear respectively all the lawyer’s fees incurred thereby for or in relation hereto.

5.	Party B shall pay the electricity fee for the actual consumption of electricity as indicated on the kilo-watt hour meter installed inside the Premises.

6.	Party B shall be responsible for the cleaning and maintenance of the part dedicated to Party B inside the Premises and for all the expenses incurred as a result of such cleaning and maintenance. If Party B requests to additional property management services, it shall consult with the property management company designated by Party A and bear all the additional expenses.

VI. Payment of rent and property management fee

1.	During the renewal term, rent, property management fee and other fees will be denominated and paid by Party B in Renminbi to Party A or the property management company designated thereby in accordance with the requirements of Party A.

2.	Rent and property management fee will be accrued on and from June 1, 2010. The rent and property management fee for the first month shall be paid on or before this date. For every subsequent month, the rent and property management fee shall be paid on or before the first business day of the same month. Neither the rent nor the property management fee for the first month shall be used to offset any agreed deposit.

3.	If Party B delays in paying the rent or any other fee, it shall pay 0.05% of the overdue rent per delayed day as the late fee.

4.	Any account payable by Party B in Renminbi shall be paid to the following bank account of Party A:

Renminbi account: 310066771018170051664

Opening bank: Bank of Communications, Shanghai Lujiazui Sub-branch

VII. Deposit

1.	Party B shall, on the basis of the rent and property management fee rates determined for the Premises herein, pay to Party A a deposit equal to three (3) months’ rent and property management fee for the Premises, totaling RMB606,100.32 (in words: Renminbi six hundred six thousand one hundred point thirty-two). Considering the fact that Party B has already paid a deposit of RMB606,100.32 (in words: Renminbi six hundred six thousand one hundred point thirty-two) to Party A under the Original Lease Contract, so Party B does not have to pay the deposit hereunder.

2.	The deposit refunded by Party A to Party B will be interest-free. Within the renewal term hereunder, Party B shall not use the above-mentioned deposit to offset any rent or any other fee. If the above-mentioned deposit becomes insufficient after deduction by Party A or there is any risk of such insufficiency due to any reason on the part of Party B or due to any other reason, Party B shall timely supplement the difference.

VIII. Insurance

Within the renewal term, Party B shall continue to procure necessary insurance coverage for the properties in the Premises but belonging to Party B and for any third-party liability resulting from any reason on the part of Party B itself. If requested by Party A, Party B shall produce the policies for such insurances. Party B shall be solely responsible for all the losses incurred as a result of Party B’s failure or refusal to procure such insurance coverage, Party A or property management company not involved.

IX. Further renewal

1.	After the expiration of the renewal term hereunder, Party B may further renew the lease of the Premises. However, at least three (3) months before the expiration of the Renewal Term hereunder, Party B shall give Party A a written notice indicating whether or not to further renew the lease, i.e. before all the lease contracts of Party B for the houses within this building expire, the further renewal may be discussed and negotiated together. If Party B requests further renewal, it shall negotiate with and obtain written consent from Party A and under the same conditions have the right of priority. If Party B fails to give the notice by the specified time, it shall be regarded as a decision not to further renew the lease.

2.	The rent for further renewal will be separately negotiated and determined by both parties.

3.	During the term of further renewal, the rights and obligations of both parties shall be separately negotiated and determined by both parties.

X. Retention of rights

1.	Party A and Party B acknowledge and agree that, after this Lease Extension Agreement takes effect, Party B shall continue to perform any of its obligations not performed or not fully performed under the Original Lease Contract.

2.	Execution hereof does not mean that Party A has waived its right to request Party B to perform any of its obligations not performed or not fully performed under the Original Lease Contract or to claim damages from Party B based on such right.

XI. Defaulting Liabilities

1.	Party B hereby agrees that, if Party B fails to renew the lease of the Premises from Party A after execution hereof, Party A shall have the right to confiscate all the deposit already paid by Party B to Party A or to claim from Party B liquidated damages in an amount equal to all the deposit. Party A hereby agrees that, if Party A fails to renew the lease of the Premises to Party B after execution hereof, Party A shall refund the deposit in full and pay another amount equal to the deposit to Party B as liquidated damages.

2.	During the Renewal Term hereunder, if this Contract is terminated earlier by Party B or by Party A according to the provisions of Article 24 of the Original Lease Contract, it shall be regarded as a material default on the Party B. In such a case, Party A shall have the right to confiscate all the deposit already paid by Party B and Party B shall pay to Party A all the rent incurred during the period from the day of default to the day on which the agreed lease term hereunder expires as the liquidated damages. If the confiscated deposit and liquidated damages are insufficient to cover all the losses and damages suffered by Party A as a result (including but not limited to rent, property management fee and lawyer’s fees, cost of restoration, etc), Party B must supplement the difference immediately upon receipt of the notice from Party A. However, if Party B unilaterally rescinds this Contract by giving Party A six months’ written notice within the Renewal Term hereunder, no matter what the reason may be, it shall not be regarded as a default and in such a case Party B is not liable to Party A for any default or compensation, except for paying Party A the rent for the rent-free period (if any) which has already been enjoyed by Party B before such earlier termination.

In contrast, if Party A unilaterally terminates this Contract not due to any reason specified in any applicable law or under Article 24 of the Original Lease Contract, Party B, in addition to requesting Party A to refund the deposit in full, shall also have the right to request Party A to pay liquidated damages which shall be equal to one hundred percent (100%) of the rent for the period beginning on the day when use of the Premises by Party B is terminated and ending on the day when the Renewal Term hereunder expires. However, if Party A unilaterally rescinds this Contract by giving Party B six months’ written notice within the renewal term hereunder and recovers the Premises earlier, no matter what the reason may be, it shall not be regarded as a default and in such a case Party A is not liable to Party B for any default or compensation, except for refunding to Party B the deposit previously paid by Party B.

XII. Restoration

Before the renewal term hereunder expires or Party B terminates this Contract before the renewal term hereunder expires, Party B shall at its own expense restore the Premises (except natural wear) and demolish and remove all of its furniture, decorative articles, additions, etc from the Premises and at the same time repair all the damages to the Premises resulting from such removal. If Party B refuses or fails to perform any of its obligations as mentioned above, no matter what the reason may be, Party A shall have the right to deduct an appropriate amount from the rent and property management fee deposit and use the deducted amount to finish such restoration, demolishment, removal and repair without separately notifying Party B. If the deposit is insufficient to cover the costs needed by Party A for finishing such works, Party B shall compensate Party A for the difference.

XIII. Confidentiality

Party B hereby agrees to keep in strict confidence and not disclose to any third party any of the terms and conditions herein. This also applies to all the affiliates and agents of Party B.

XIV. Other issues

1.	It is hereby agreed and acknowledged by Party B that Party B has no right of first refusal (including that when Party A sells the Premises or any part thereof) or any other similar right to the Premises. If any law or regulation grants Party B any other right of first refusal (including that when Party A sells the Premises or any part thereof) or any other similar right to the Premises, Party B hereby expressly waives such right of refusal or any other similar right. Any issue not covered herein shall be executed in accordance with the provisions of the Original Lease Contract.

2.	If Party B breaches any provision herein, Party A will be exempted from any responsibility or liability for any action taken thereby for self-remedy, including but not limited to stopping providing Party B with office conditions, recovering the Premises, etc, and Party B shall not hold Party A liable or responsible for any default or compensation.

XV. Original Lease Contract

The original Lease Contract is an integral part hereof. Where this Lease Extension Agreement conflicts with the Original Lease Contract, the former shall prevail. Any issue not covered herein shall be executed in accordance with the provisions of the Original Lease Contract.

XVI. Languages

This Lease Extension Agreement is made in Chinese and, if it is translated into any other language, the Chinese version shall prevail.

XVII. Effectiveness and versions

This Contract will take effect after being affixed with the company seals of both Party A and Party B. This Contract has four counterparts, two for each of Party A and Party B, all of which have the same legal force and effect.

[SIGNATURE PAGE AND NO TEXT]

Party A: Shanghai Yongtai Real Estate Development Co., Ltd. (company seal)

[seal: Shanghai Yongtai Real Estate Development Co., Ltd.]

Authorized representative (signature):

Party B: Quan Toodou Network Science and Technology Co., Ltd. (company seal)

[seal: Quan Toodou Network Science and Technology Co., Ltd.]

Authorized representative (signature): /s/ Wei Wang

Date: April 27, 2010